                                    GUARANTEE
                                       OF
                     BLACKSTONE REAL ESTATE PARTNERS IV L.P.

         Guarantee, dated as of August 18, 2004, by Blackstone Real Estate
Partners IV L.P. (the "Guarantor"), in favor of Prime Hospitality Corp. (the
"Guaranteed Party").

         1. GUARANTEE. To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of August 18, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Merger
Agreement"), among BREP IV Hotels Holding L.L.C., a Delaware-limited liability company and an affiliate of the Guarantor ("Parent"), BREP IV Hotels
Acquisition, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Guaranteed Party, where the Guaranteed Party will merge with and into Merger Sub, Guarantor absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual observance, performance and discharge of all of the payment obligations and liabilities of
Parent and Merger Sub under the Merger Agreement (the "Obligations"); provided the maximum amount payable by Guarantor hereunder shall not exceed $27,000,000
(the "Cap").

         2. NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger
Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Guaranteed Party in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility.

         3. CHANGES IN OBLIGATIONS; CERTAIN WAIVERS. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of or renew any of the Obligations, and may also make any agreement with Parent or Merger Sub or with any other party to, or person liable on any of, the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent or Merger
Sub or any such other party or person without in any way impairing or affecting this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger
Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (c) the addition, substitution or release of any entity or other person primarily or secondarily liable for any
Obligation; (d) any

change in the corporate existence, structure or ownership of Parent or Merger
Sub or any other entity or person liable with respect to any of the Obligations;
(e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or any other entity or person liable with respect to any of the Obligations; (f) any lack of validity or enforceability of the
Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; (h) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the
Obligations; (i) the taking, exchange, release, non-perfection or impairment of any collateral securing any of the Obligations; (j) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor; or (k) any other event or circumstances, whether similar or dissimilar to the foregoing (other than final payment in full of the Obligations). To the fullest extent permitted by law, the
Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the
Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any
Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Parent or Merger Sub or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Guaranteed Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Parent, Merger
Sub or any of their affiliates now or hereafter known by the Guaranteed Party.
The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent, Merger Sub or any other entity or person liable with respect to any of the Obligations that arise from the existence, payment, performance, or enforcement of the
Guarantor's Obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against
Parent, Merger Sub or any other entity or person liable with respect to any of the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statue or common law, including, without limitation, the right to take or receive from Parent, Merger Sub or any other entity or person liable with respect to any of the Obligations, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash.
If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the
Obligations and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the

Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guarantee, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising.

         4. EXPENSES. The Guarantor agrees to pay on demand all reasonable fees and out of pocket expenses (including the reasonable fees and expenses of the
Guaranteed Party's counsel) in any way relating to the enforcement or protection of the rights of the Guaranteed Party hereunder; provided, that such fees and expenses shall not be subject to the Cap; and provided further, that the
Guarantor shall not be liable for any expenses of the Guaranteed Party if no payment under this Guarantee is due.

         5. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the
Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

         6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

                  (a) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary partnership action and do not contravene any provision of the Guarantor's charter, partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

                  (b) all consents, approvals, authorizations, permits of,
         filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

                  (c) this Guarantee constitutes a legal, valid and binding
         obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general equitable principals (whether considered in a proceeding in equity or at law);

                  (d) Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for
         Guarantor to fulfill its Obligations under this Guarantee shall be available to Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 9 hereof.

         7. ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may
assign its rights, interests or obligations hereunder to any other person
(except by operation of law) without the prior written consent of the Guaranteed
Party or the Guarantor, as the case may be.

         8. NOTICES. All notices and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c)
on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d)
if sent by facsimile transmission, when transmitted and receipt is confirmed.
All notices to the Guarantor hereunder shall be delivered as set forth below:

         Blackstone Real Estate Partners IV L.P.
         345 Park Avenue
         New York, NY 10154
         Facsimile No: (212) 583-5573
         Attention: Jonathan D. Gray

         with a copy to:

         Simpson Thacher & Bartlett LLP
         425 Lexington Avenue
         New York, NY 10017
         Tel: 212-455-2000
         Fax: 212-455-2502
         Attention: Brian M. Stadler, Esq.

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed
Party in accordance with the Merger Agreement.

         9. CONTINUING GUARANTEE. This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations and all amounts payable under this Guarantee have been indefeasibly paid, observed, performed or satisfied in full. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the second year anniversary of any termination of the Merger Agreement in accordance with its terms (other than under circumstances where the Parent Termination Fee is payable under Section
8.03 of the Merger Agreement).

         10. NO RECOURSE. The Guaranteed Party by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than the
Guarantor shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any current or future officer, agent or employee of the Guarantor, against any current or future general or limited partner of the Guarantor or any current or future director, officer, employee, general or limited partner,

member, affiliate or assignee of any of the foregoing whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the Guarantor or any current or future general or limited partner of the
Guarantor or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, as such, for any obligations of the Guarantor under this Guarantee or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creations.

         11. GOVERNING LAW. This Guarantee shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this Guarantee shall be heard and determined exclusively in the
Delaware Court of Chancery. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any action arising out of or relating to this Guarantee brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by the above-named court.

         12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF,
UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OF THE TRANSACTIONS
CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Guaranteed Party as of the date first above written.

                            BLACKSTONE REAL ESTATE PARTNERS IV L.P.

                               By: Blackstone Real Estate Associates IV L.P.,
                                   a Delaware limited partnership, its general
                                   partner

                                      By: Blackstone Real Estate Management
                                          Associates IV L.P., a Delaware
                                          limited partnership, its general
                                          partner

                                             By: BREA IV L.L.C., a Delaware
                                                 limited liability company, its
                                                 general partner

                                                 By: /s/ Jonathan D. Gray
                                                    ----------------------------
                                                     Name: Jonathan D. Gray
                                                     Title: Senior Managing
                                                            Director